Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Constellium N.V. of our report dated March 12, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Constellium’s N.V.’s Annual Report on Form 20-F for the year ended December 31, 2017.

Neuilly-sur-Seine, France

June 27, 2018

PricewaterhouseCoopers Audit

/s/ Cédric Le Gal

Cédric Le Gal

Partner